CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

        FIRST: The charter (the “Charter”) of Creative Media & Community Trust Corporation, a Maryland corporation (the “Corporation”), is hereby amended to provide that, immediately upon the Effective Time (as defined below), every 10 shares of common stock, $0.001 par value per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be combined into one issued and outstanding share of common stock, $0.010 par value per share, of the Corporation. Upon the Effective Time, no fractional shares of Common Stock of the Corporation will be or remain issued and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Common Stock as reported by the NASDAQ Stock Market on the date of the Effective Time.

        SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH:    These Articles of Amendment shall become effective at 11:58 p.m., ET on March 25, 2026 (the “Effective Time”).
FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this 23rd day of March 2026.

ATTEST:                    CREATIVE MEDIA & COMMUNITY TRUST
CORPORATION

By: /s/ David Thompson (SEAL)
Name: David Thompson
Title: Chief Executive Officer

By: /s/Brandon Hill
Name: Brandon Hill
Title: Chief Financial Officer